Exhibit 10.3

FIRST AMENDMENT TO

VERSAILLES SAVINGS & LOAN COMPANY

DEFERRED COMPENSATION PLAN

This First Amendment (the “Amendment”) to the Versailles Savings & Loan Company (the “Company”) Deferred Compensation Plan, as amended and restated effective as of January 1, 2005, (as amended, the “Plan”) is dated and is effective as of August 21st, 2009. Capitalized terms which are not defined herein shall have the same meaning as set forth in the Plan.

W I T N E S S E T H:

WHEREAS, in connection with the Company’s conversion from mutual to stock form (the “Conversion”) and the related offering of shares of common stock (the “Offering”) by Versailles Financial Corporation (the “Holding Company”), the Board of Directors of the Company (the “Board”) desires to amend the Plan to provide Participants with a one-time opportunity to direct that amounts deferred or credited to their Accounts be used to purchase common stock of the Holding Company (“Common Stock”) in the Offering and that no Common Stock may be purchased on behalf of Participants subsequent to the Offering;

WHEREAS, the Board desires to amend the Plan to provide that Participants that elect to purchase Common Stock will not be allowed to diversify their investment and such investment must be distributed in the form of Company Stock in order to preserve favorable accounting treatment;

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Board hereby amends the Plan as follows:

Section 1. Amendment to Section 1.2 of the Plan. Section 1.2 of the Plan is hereby amended to read in its entirety as follows:

“1.2 “Account” shall mean a bookkeeping account maintained by the Company in the name of each Participant. Each Participant’s Account shall consist of the following sub-Accounts: (i) Cash Account, a sub-account that is credited with all investments other than assets credited to the Stock Units Account; (ii) Stock Units Account, a sub-account that is credited with Stock Units; and (iii) such other sub-accounts as the Committee may deem necessary. The Stock Units Account (i) may not be diversified; (ii) must remain at all times credited with units that represent Company Stock; and (iii) must be distributed solely in the form of Company Stock. A Participant’s Account shall be utilized solely as a device for the measurement and determination of any benefits payable to the Participant pursuant to this Plan. A Participant shall have no interest in his Account, nor shall it constitute or be treated as a trust fund of any kind.”

Section 2. New Section 1.28 of the Plan. Section 1.28 of the Plan is hereby added to read as follows:

“Stock Units” shall mean shares of Company Stock, with each Stock Unit representing one share of Company Stock.

Section 3. New Article IIA of the Plan. Article IIA of the Plan is hereby added to read as follows:

“2A.1 General. Amounts credited under this Plan will be credited to one or more bookkeeping accounts (including the Cash Account and/or the Stock Units Account) for the Participant in accordance with the Participant’s investment election (subject to the ability of the Committee to override the investment election at its sole discretion) on an investment election form supplied by the Company (the “Investment Election Form”), a copy of which is attached as Exhibit 4. All amounts credited to an Account prior to the date of this Amendment shall be credited to the Cash Account. The Participant’s ultimate deferred compensation payments shall be based on the aggregate value of the Cash Account and the aggregate number of Stock Units accrued in the Stock Units Account (and any other sub-accounts) determined as hereinafter set forth:

(a) Stock Units Account – One-Time Election/Opportunity. In connection with the Offering, a Participant may elect that all or any part of amounts contributed to his or her account be credited to the Stock Units Account (“Amount Invested”). A Participant may not make any such election following the Offering. All amounts credited to the Stock Units Account shall be applied to the crediting of Stock Units. The number of Stock Units credited to a Participant’s Stock Units Account shall equal the Amount Invested divided by the fair market value of one share of Company Stock as of the date of the Offering. Fractional Stock Units will be used. Each Stock Unit shall be deemed to pay dividends as if it were one share of Company Stock, and any such deemed dividends will result in the crediting of additional Stock Units to the Stock Units Account on each December 31, with the number of Stock Units so credited to be calculated based on the fair market value of one share of Company Stock as of the date of each dividend payment. After the crediting of Stock Units to the Stock Units Account, subsequent fluctuations in the fair market value of the Company Stock shall not result in any change in the number of such Stock Units then credited to the Stock Units Account.

(b) Cash Account. Any amount that a Participant does not elect to be credited to the Stock Units Account shall remain in his or her account Cash Account and such amounts shall continue to be credited with an investment return as specified in Section 2.4 of the Plan.

(c) In the event of any change in the outstanding shares of the Holding Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, then the Stock Units Account of each Participant shall be adjusted by the Committee in a reasonable manner to compensate for the change, and any such adjustment by the Committee shall be conclusive and binding for all purposes of the Plan.

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(d) Neither a Participant nor the Committee are permitted to transfer amounts between the Cash Account and the Stock Units Account, with the exception that Participants will be given the ability in connection with the mutual to stock conversion of the Company to transfer amounts from the Cash Account to the Stock Units Account.

Section 4. Amendment to Section 2.3 of the Plan. Section 2.3 of the Plan is hereby amended to add the following sentence immediately after the last sentence of Section 2.3:

“All references to Deferrals shall include any compensation paid by the Company and/or the Holding Company.”

Section 5. Amendment to Section 3.3 of the Plan. Section 3.3 of the Plan is hereby amended to add the following sentence immediately after the last sentence of Section 3.3:

“Any distribution from the Stock Units Account must be solely in the form of whole shares of Company Stock and cash will not be distributed in lieu of fractional shares.”

Section 6. Effectiveness. Notwithstanding anything to the contrary contained herein, this Amendment shall be subject to the consummation of the Conversion and Offering. In the event the Conversion and Offering does not occur, this Amendment shall be deemed null and void.

Section 7. Governing Law. This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Ohio.

IN WITNESS WHEREOF, the Company has duly executed this Amendment as of the day and year first written above.

VERSAILLES SAVINGS & LOAN COMPANY

By:	/s/ Douglas P. Ahlers
Name:	Douglas P. Ahlers
Title:	President and Chief Executive Officer

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Exhibit 4

VERSAILLES SAVINGS & LOAN COMPANY

DEFERRED COMPENSATION PLAN

Investment Election Form for One-Time Opportunity

To Invest in the Stock Units Account

I acknowledge receipt of a copy of the Versailles Savings & Loan Company Deferred Compensation Plan and the First Amendment to the Plan (collectively, the “Plan”) and I understand that the Plan and this Investment Election Form constitute a binding agreement between myself and the Company. I further acknowledge that I have no rights to any benefits under the Plan until the time of distribution pursuant to the provisions of the Plan. Any capitalized terms used in this Investment Election Form but not otherwise defined herein shall have the meanings set forth in the Plan.

The First Amendment provides that you may elect that all or any part of amounts contributed to your account be used to purchase common stock of Versailles Financial Corporation (the “Common Stock”) on the date of the Conversion. The Common Stock will be held in a Stock Units Account on your behalf and the fair market value of a Stock Unit will equal the fair market value of a share of Common Stock.

The First Amendment provides that the Stock Units Account may not be diversified (i.e., it may not be converted to cash or any other investment) and a distribution from the Stock Units Account must be in the form of Common Stock.

The First Amendment provides that after the Conversion, you will not be able to elect to have any additional amounts contributed to the Stock Units Account. Consequently, you have a one-time opportunity to use your account balance to purchase Common Stock in the Offering. If you do not wish to make such an election, you do not need to return this form.

I hereby elect to use my account balance to purchase the following amount of Common Stock at the time of the Offering (the amount may not exceed the maximum amount provided in the prospectus):

$___________________ of Common Stock of Versailles Financial Corporation.

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PARTICIPANT

Signature:

Printed Name:

The Committee hereby accepts this Investment Election Form.

Signature:

Printed Name:

Date Received:

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